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                                                                   EXHIBIT 10.30

                                 CONNECT, INC.
                          AGREEMENT AND MUTUAL RELEASE


     This Agreement and Mutual Release ("Agreement") is entered into by and between CONNECT, Inc., (the "Company"), and Barton S. Foster ("Employee").

     WHEREAS, Employee has been employed by the Company;

     WHEREAS, the Company and Employee have entered into an agreement regarding confidential information and ownership of inventions (the "Confidentiality Agreement");

     WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

     1.  Resignation and Termination.  The Company and Employee acknowledge and
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agree that Employee will resign as Executive Vice President of Sales and
Marketing of the Company effective April 15, 1998 (the "Resignation Date") and that Employee's employment with the Company will terminate effective July 15, 1998 (the "Termination Date"). As a condition to Employee's continued employment with the Company, Employee agrees to provide services to assist the President, or other employees of the Company as designated by the President, in fulfilling certain tasks. All of such tasks will fall within the normal scope of Employee's prior duties in Sales and Marketing.

     2.  Consideration.  In consideration for the release of claims set forth
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below and other obligations under this Agreement, the Company agrees to pay
Employee his regular salary (less applicable tax withholding) each month through the Termination Date, in accordance with the Company's normal payroll practices.

     3.  Stock Options. Vesting of Employee's options to purchase shares of
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Common Stock granted to Employee under the Company's 1989 and 1996 Stock Option
Plans that have not been exercised as of the date of this Agreement shall continue through the Resignation Date. No additional option shares shall vest after such date. In accordance with the terms of the Option Agreements issued to Employee, vested options will be exercisable until August 15, 1998.

     4.  Benefits.
         --------

          (a) Employee shall continue to receive the Company's standard medical, dental and life insurance benefits through July 31, 1998. After such date, Employee shall have the right to continue, at his own expense, coverage under the Company's health insurance as
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provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as
amended ("COBRA");

          (b) Employee shall be eligible to receive a bonus for Q1 1998 under the Company's executive bonus program, if such bonus is determined to be payable by the Company's Board of Directors; and

          (c) The Company agrees to maintain Employee's voicemail and electronic mail addresses on the Company's systems through the Termination Date.

          (d) Employee's eligibility or coverage under all other Company benefit programs shall end on the Termination Date, provided, however, that accrual of paid time off benefits shall end on the Resignation Date.

     5.   Repayment of Loan.  Employee acknowledges and agrees that he has an
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outstanding loan from the Company in the face amount of $30,000 (the "Loan") as set forth in a Promissory Note executed on December 16, 1997 (the "Note") by Employee. The Company and Employee acknowledge and agree that pursuant to the terms of the Note, the amount accrued and owing on the Note is due and payable on the Termination Date. In consideration for the release of claims set forth below and other obligations of the parties under this Agreement, the Company agrees to forgive all interest accrued on the Note. In addition, Employee and the Company agree that the following amounts that will or may become due and payable by the Company to Employee shall not be paid to Employee but shall be applied in full toward repayment of the Note (after reduction for applicable tax withholding), thereby reducing the amount due on the Note: (i) Employee's accrued vacation balance; (ii) any bonus payable for Q1 1998 under the Company's executive bonus program, if such bonus is determined to be payable by the Company's Board of Directors; (iii) special commissions earned for all licensing transactions booked in April and May 1998 with the accounts listed on Exhibit A attached hereto. Employee further agrees that any gain realized by Employee from the exercise and sale of Company stock option shares on or before August 15, 1998 shall be paid directly to the Company to repay amounts due on the Note. In the event that Employee has commenced new employment on or before June 30, 1998, the severance payments to be paid to Employee pursuant to Section 2 of this Agreement for the period of June 15 - July 15, 1998, shall be applied toward repayment of the Note (after reduction for applicable tax withholding). If Employee has not commenced new employment on or before June 30, 1998, the Company shall not reduce such severance payments. In any event, Employee agrees to execute a new promissory note in the amount of the principal and accrued interest due on the Note on the date on which the final payment has been made to the Company under this Section 5 (the "Second Note"), which amount shall be due and payable by Employee in three equal monthly installments commencing on August 1, 1998. In exchange for Employee's satisfaction of the terms set forth in this
Section 5, the Company agrees to waive its right to repayment of the lesser of $10,000 or the remaining balance owed on the Note and to reduce the principal amount otherwise payable under the Second Note by a like amount.

     6.   No Other Payments Due.  Employee acknowledges and agrees that he has
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received, or will receive on the Resignation Date, all salary, accrued vacation, commissions,
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bonuses, compensation, shares of stock options therefore or other such sums as may then be due to Employee other than amounts to be paid pursuant to Sections 2 and 4 of this Agreement. In light of the payment by the Company of all wages due, or to become due to the Employee, the Parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

               No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     7.   Release of Claims.  Employee agrees that the foregoing consideration
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represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns from any claim, duty, obligation or cause of action relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that either of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company and termination of that relationship;

          (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

          (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the California Fair Employment and Housing Act;

          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (f) any and all claims for attorney's fees and costs.

The Company and Employee agree that the release set forth in this section 6 shall be and remain in effect in all respects as a complete and general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.
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     8.   Civil Code Section 1542. The parties represent that they are not aware
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of any claim by either of them other than the claims that are released by this
Agreement. Employee and the Company acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee and the Company, being aware of such code section, agree to waive any rights they may have thereunder, as well as under any other stature or common law principles of similar effect.

     9.   Confidentiality.  The parties each agree to use their best efforts to
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maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

     10.  Nondisclosure of Confidential and Proprietary Information.  Employee
          ---------------------------------------------------------
shall continue to maintain the confidentiality of all confidential and propriety information of the Company as provided by the Confidentiality Agreement previously entered into between the Company and the Employee, a copy of which is attached hereto as Exhibit B. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of the Company, until after such time as such information has become publicly known otherwise than by act of collusion of Employee. Employee further agrees that he will return all the Company's property and confidential and proprietary information in his possession to the Company within five business days after the Resignation Date.

     11.  Breach of this Agreement.  Employee acknowledges that upon breach of
          ------------------------
the confidential and proprietary information provision contained in Section 10 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which the Company may have for any breach of this Agreement or otherwise, including termination of the Company's obligations to provide benefits to Employee as described in Sections 2, 3, 4 and 5 of this Agreement, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement.
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     12.  Non-Disparagement.  Each party agrees to refrain from any
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disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

     13.  Authority.  The Company represents and warrants that the undersigned
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has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     14.  No Representations.  Each party represents that it has carefully read
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and understands the scope and effect of the provisions of this Agreement.
Neither party has relied upon any representations or statements made by the other party which are not specifically set forth in this Agreement.

     15.  Costs.  The Parties shall each bear their own costs, attorneys' fees
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and other fees incurred in connection with this Agreement.

     16.  Severability.  In the event that any provision hereof becomes or is
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declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     17.  Arbitration. The Parties shall attempt to settle all disputes arising
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in connection with this Agreement (or any of the exhibits hereto) through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Santa Clara County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs.

     18.  Entire Agreement.  This Agreement represents the entire agreement and
          ----------------
understanding between the Company and Employee concerning Employee's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company other than the stock option agreements described in
Section 3 and the Confidentiality Agreement described in Section 10.

     19.  No Oral Modification.  This Agreement may only be amended in writing
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signed by Employee and the Company.
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     20.  Governing Law.  This Agreement shall be governed by the laws of the
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State of California without reference to conflict of law provisions.

     21.  Effective Date.  This Agreement shall be effective when it has been
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signed by both parties and such date is referred to herein as the "Effective
Date".

     22.  Counterparts.  This Agreement may be executed in counterparts, and
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each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     23.  Assignment.  This Agreement may not be assigned by Employee or the
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Company without the prior written consent of the other party.  Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Employee.

     24.  Voluntary Execution of Agreement.  This Agreement is executed
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voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

          (d) They are fully aware of the legal and binding effect of this Agreement.


                            [Signature Page Follows]
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     IN WITNESS WHEREOF, the parties have executed this Agreement and Mutual
Release on the respective dates set forth below.

                                    CONNECT, INC.

                                    By:  /s/ JOSEPH G. GIRATA
                                        ---------------------------------

                                    Title:  Chief Financial Officer
                                          -------------------------------

                                    Dated:  March 27, 1998


                                    BARTON S. FOSTER, AN INDIVIDUAL

                                    /s/ BARTON S. FOSTER
                                    -------------------------------------
                                    Barton S. Foster

                                    Dated:  March 27, 1998